THE PLEXUS BRAND Dean Foate – President and CEO Ginger Jones – Senior Vice President and CFO 1

SAFE HARBOR & FAIR DISCLOSURE STATEMENT Any statements made during our meeting today that are not historical in nature are forward-looking statements. Forward-looking statements are not guarantees, since there are inherent difficulties in predicting future results, and actual results could differ materially from those expressed or implied in the forward-looking statements. For a list of major factors that could cause actual results to differ materially from those projected, please refer to the Company's periodic SEC filings, particularly the risk factors in our most recent Form 10-K filing. The Company may provide non-GAAP supplemental information during the conference. Non-GAAP financial data, including return on invested capital, are used for internal management assessments because such measures, we believe, provide additional insight into ongoing financial performance. For a full reconciliation of our non-GAAP supplemental information, please refer to our periodic SEC filings and the financial tables of our most recent quarterly earnings press release. 2

Strategy Overview Regional Investments JNPR Update TODAY’S AGENDA Presentation posted to Plexus.com at Investor Relations/Overview

PERFORMANCE VS. GOALS $1,062 $884 $808 $1,041 $1,229 $1,432 $1,546 $1,842 $1,617 $2,013 $2,231 $2,307 -5% 0% 5% 10% 15% 20% 25% 30% 35% $0 $500 $1,000 $1,500 $2,000 $2,500 F01 F02 F03 F04 F05 F06 F07 F08 F09 F10 F11 F12 WACC Revenue ($M) ROIC Enduring Financial Goals: 1. Organic Revenue Growth: 15% CAGR 2. ROIC > WACC + 5% 4

PLEXUS STRATEGY Enduring Goals 5

OUR MARKET DRIVEN STRATEGY Higher Complexity Lower Complexity Customer Service: highly optimized, value-add Quality: stringent regulatory, reliability Manufacturing: mid-low volume, agility, flexibility Supply Chain: complex, horizontal Footprint: regional, integrated Financial Model: low capital turnover Customer Service: fit into ‘standard’ service model Quality: less stringent regulatory Manufacturing: high volume, velocity Supply Chain: vertical, narrow Footprint: huge low cost scale Financial Model: high capital turnover 6

MANUFACTURING WINS AS A PERCENT OF SALES 0% 5% 10% 15% 20% 25% 30% 35% 40% 45% 50% $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 % o f Sa le s Ne w W in s $ M Trailing Four Quarters (TFQ) for New Manufacturing Wins TFQ Wins % of TFQ Sales Quarterly Wins Quarterly Revenue Goal: Trailing Four Quarter (TFQ) Wins > 30% TFQ Revenue C10 US GDP = 2.4% C13 US GDP est = 1.8% * C13 GDP estimate per The Conference Board 7

REGIONAL UPDATE—AMER


Global Headquarters
Neenah Design Center
Appleton 1
Appleton 2
Neenah 1
Neenah 2
Boise, ID
Chicago, IL
San Jose, CA
Raleigh Design Center
Juarez, Mexico
Boulder Design Center

	Sept 2012 Actual	Sept 2013 Est
Sq. Ft. of Manufacturing	723,000	774,000
"As tooled" utilization	60%	67%
Max utilization	42%	43%
GM impact of un-utilized space	6 bps GM	10 bps GM

- New Neenah facility complete August 2013
  - Approx. 40,000 sq. ft. in Neenah dedicated to JNPR
  - 240,000 sq. ft. facility to replace total of 189,00 sq. ft. in 2 leased facilities, net increase of 51,000 sq. ft.
  - Investment will enable approximately $4 M of savings in operational costs in F14
- Confidence that we can fill this capacity in the near-term is moderate
  - Approx. $390 million of F12 program wins
  - Significant late stage opportunities in the funnel for AMER region
  - Risk that timing of program ramps may not align with JNPR disengagement
  - Mitigation plan to consolidate other AMER sites into new Neenah site as required to balance capacity

PLEXUS
The Product Realization Company

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REGIONAL UPDATE—APAC

	Sept 2012 Actual	Sept 2013 Est
Sq Ft of Manufacturing	950,000	950,000
"As tooled" utilization	90%	87%
Max utilization	59%	58%
GM impact of un-utilized space	7 bps GM	7 bps GM


Hangzhou-Lakeside
Xiamen 1
Xiamen 2
Penang Design Center
Penang Hillside
Penang Seaside
Penang Riverside
Penang Islandview

- Approx. 100,000 sq. ft. in Penang dedicated to JNPR
- Confidence that we can fill this space is high
  - $484 million of F12 program wins
- Depending on growth rate, potential for further investment in APAC footprint in F15
  - Hangzhou, China or Thailand
- Investing in "go-to-market" and customer management teams to engage multinational decision makers in region

PLEXUS®
The Product Realization Company
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REGIONAL UPDATE—EMEA


Livingston Design Center
Kelso
Darmstadt Design Center
Oradea

	Sept 2012 Actual	Sept 2013 Est
Sq Ft of Manufacturing	145,000	280,000
"As tooled" utilization	75%	73%
Max utilization	47%	33%
GM impact of un-utilized space	1 bps GM	3 bps GM

- New Oradea, Romania facility to be completed May 2013
  - 180,000 sq. ft. to replace 62,000 sq. ft. of leased capacity, net increase of 118,000 sq. ft.
- New facility in Livingston Scotland
  - 47,000 sq. ft. to replace 30,000 sq. ft. of leased capacity, net increase of 17,000 sq. ft.
- No JNPR production in EMEA
- Investing in this region to support long-term growth goals
  - Significant opportunities with existing and new customers
  - Approx. $85 million of new program wins in F12
  - Approx. $180 million of opportunities in the funnel of opportunities

PLEXUS The Product Realization Company
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JUNIPER DISENGAGEMENT MODELING

Plexus & Juniper working to complete disengagement plan by December 31, 2012
Plexus goals:

- Substantial completion of production Q3 F13 (June 29, 2013)
- Minimal production and full disengagement by Q4 F13 (September 29, 2013)
- No significant inventory write-downs
- Redeploy substantial majority of standard equipment
- Redeploy human capital where possible, but we expect some headcount reductions

Current Estimates (subject to revision)	F12	F13	F14
JNPR Revenue	$365 million	$230 million	$0
Impact compared to F12:			
Gross margin (including restructuring charges)		- 15 bps	+ 30 bps
Cash cycle days		- 3 days	- 6 days
Capital expenditures		- $10 million	- $15 million
Free cash flow		+ $45 million	None
Estimated restructuring charges:			
Severance		$1 million	
Equipment impairment		$.5 million	

PLEXUS
The Product Realization Company

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MODELING PLXS Q1 F13 W/O JNPR REVENUE • This is NOT a revision to Q1 F13 guidance communicated on October 23, 2012 • This exhibit is intended to provide further optics into Juniper revenues and potential impact on gross margin and balance sheet metrics Q1 F13 (model only) As guided inclusive of JNPR (mid-point) Model excluding JNPR Change Revenue $565 $490 -13.3% Gross Profit $52.6 $47.0 -10.5% Gross Margin 9.3% 9.6% +30 bps Working capital $387 $307 - $80 million Cash cycle days 63 57 -6 days 12

RECENT QUARTERLY FINANCIAL RESULTS* *Excluding Unusual Items Summary Income Statement ($millions, except EPS) Cash and short-term investments $ 297.6 Total debt $ 270.3 Total debt/equity ratio 41.7% Available Credit Facility $ 250.0 Strong Balance Sheet ($ Millions) (as of September 29, 2012) Q1F13 as guided October, 23, 2012: Sales $550M- $580M with EPS of $0.50 - $0.55 Current view trending toward the low end of the revenue and EPS range Q4F11 Q1F12 Q2F12 Q3F12 Q4F12 Sales $538.1 $529.6 $573.5 $608.8 $594.8 Gross Profit 50.3 9.3% 51.7 9.8% 54.6 9.5% 57.4 9.4% 56.2 9.4% SG&A 28.3 5.3% 27.9 5.3% 28.9 5.0% 30.1 4.9% 28.9 4.9% Op Inc. 22.0 4.1% 23.8 4.5% 25.8 4.5% 27.3 4.5% 27.3 4.6% Net Inc. $18.3 $17.9 $20.0 $23.5 $7.3 EPS 0.52$ 0.51$ 0.56$ 0.66$ 0.02$ 13 Cash Conversion Cycle Q4 F12 Q3 F12 Q4 F11 Days in Accounts Receivable 49 47 48 Days in Inventory 78 81 85 Days in Accounts Payable (58) (59) (57) Days in Cash Deposits (6) (6) (6) Annualized Cash Cycle 63 63 70 Cash Conversion Cycle